                                                                    Exhibit 10.3



                   AGREEMENT BETWEEN VINCENT & MICHAEL TROTTA
                    AND MOUNT ROSE RAVIOLI AND MAC. CO., INC.
                                  JUNE 13, 1995



Mount Rose Ravioli will package private label Silver Star products to be sold to Vincent & Michael Trotta, prices to be as listed below:


      Square Meat & Cheese Ravioli- Bag             24/16 oz         $   16.50
      Square Meat & Cheese Ravioli- Box             18/50 ct         $   18.85
      Round Cheese Ravioli                          24/13 oz         $   14.20
      Cavatelli                                     24/16 oz         $    9.72
      Cheese & Meat Tortellini                      24/16 oz         $   19.55
      Gnocchi                                       24/16 oz         $   12.82



Product to be paid for with cashier's or certified check at time order is placed. A 2% cash discount may be taken at this time.

The above prices will remain in place for six (6) months. At the end of six (6) months, prices will be reviewed with respect to raw material and packaging costs. If these costs have increased or decreased, the changes will be passed on accordingly. Prices will be reviewed every six (6) months thereafter, for as long as our relationship remains intact.

In the event that this agreement should be terminated, and Mount Rose be left with unused Silver Star packaging, Vincent and Michael Trotta (Silver Star) do hereby give Mount Rose Ravioli permission to use the packaging however they choose.


                                                  /s/   Sam Minuto
                                                  -----------------------------
                                                  Sam Minuto, President


                                                  /s/  Michael Trotta
                                                  -----------------------------
                                                  Michael Trotta, President
                                                  Silver Star Ravioli Co.,Inc.